UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 26, 2006
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 26, 2006, Matria Healthcare, Inc. (“Matria”), Facet Technologies, LLC (“Facet Technologies”), a wholly owned subsidiary of Matria, and Facet Acquisition LLC (the “Purchaser”), an affiliate of Water Street Capital Partners, L.P., entered into a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser will purchase from Matria all of the membership interests of Facet Technologies. As consideration for the transaction, the Purchaser will pay Matria $122 million in cash, subject to adjustments as set forth in the Purchase Agreement.
     The obligations of the parties to consummate the transactions contemplated by the Purchase Agreement are subject to certain conditions, including the filing of notice and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties have made customary representations, warranties and covenants in the Purchase Agreement and expect the transactions to close on or about August 31, 2006. Subject to certain specified limitations, Matria and the Purchaser have agreed to indemnify one another against losses incurred as a result of the indemnifying party's breaches of representations and warranties contained in the Purchase Agreement. In addition, the parties have agreed that if either party has satisfied its conditions to closing and is prepared to close the transaction on the date specified in the Purchase Agreement and the other party fails to fulfill its obligations to close the transaction for any reason, then the party that fails to close will be required to pay the other party a termination fee of $3,000,000.
     The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the transaction is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
     The following exhibits are filed herewith:

2.1	Membership Interest Purchase Agreement dated July 26, 2006 by and among Matria Healthcare, Inc., Facet Technologies, LLC and Facet Acquisition LLC.

99.1	Press Release, dated July 26, 2006.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: July 31, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2.1	Membership Interest Purchase Agreement dated July 26, 2006 by and among Matria Healthcare, Inc., Facet Technologies, LLC and Facet Acquisition LLC.

99.1	Press Release, dated July 26, 2006.